As filed with the Securities and Exchange Commission on June 7, 2004
                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DENBURY RESOURCES INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                        20-0467835
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                        Identification No.)

  5100 Tennyson Parkway, Suite 3000
            Plano, Texas                                        75024
(Address of principal executive offices)                      (Zip Code)

                   --------------------------------------------

                      2004 OMNIBUS STOCK AND INCENTIVE PLAN
                            (Full title of the plans)

                   --------------------------------------------

             Phil Rykhoek                                 Copy to:
  Sr. VP and Chief Financial Officer                   Deidre Shearer
        Denbury Resources Inc.                          Lee Thompson
   5100 Tennyson Parkway, Suite 3000               Jenkens & Gilchrist,
          Plano, Texas 75024                    A Professional Corporation
           (972) 673-2000                       1401 McKinney, Suite 2700
  (Name, address and telephone number              Houston, Texas 77010
including area code of agent for service)             (713) 951-3300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                          Proposed              Proposed
                                      Amount               Maximum              Maximum
      Title of Class of                to be           Offering Price          Aggregate             Amount of
 Securities to be Registered     Registered(1)(2)      per Share(3)(4)    Offering Price(3)(4)   Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        2,500,000             $18.80             $47,000,000             $5,955
====================================================================================================================

(1) The securities to be registered are 2,500,000 shares reserved for issuance under the Registrant's 2004 Omnibus Stock and Incentive Plan (the "Plan").
(2)Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plans to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
(3) Estimated solely for the purpose of calculating the registration fee.
(4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plan is the price per share of $18.80, which is the average of the highest and lowest selling price per share of Common Stock by the New York Stock Exchange on June 3, 2004.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

          (1) the Registrant's annual report on Form 10-K for the year ended December 31, 2003 filed March 12, 2004;

          (2) the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2004 filed May 7, 2004;

          (3) the Registrant's current reports on Forms 8-K and 8-K/A filed on February 19, 2004, March 23, 2004, April 28, 2004, May 17, 2004, May 24,
     2004 and June 3, 2004;

          (4) the description of the Common Stock, $.001 par value, of the Registrant (the "Common Stock") set forth in the Registration Statement on Form S-3 filed August 5, 2003, as amended on September 23, 2003, and as amended on December 30, 2003, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware ("GCL") permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Article Seven of the Company's By-Laws and Article IX of the Company's Restated Certificate of Incorporation provide for indemnification of any director or officer or any person serving in the same capacity in any other enterprise at the request of the Company, under certain circumstances. Article Seven of the Company's By-Laws eliminates the liability of directors of the Company under certain circumstances for breaches of fiduciary duty to the Corporation and its stockholders.

     In addition to the above provisions, the Company has also entered into an indemnity agreement with its officers and directors, which, subject to the GCL, sets forth the procedures by which a person may seek indemnity and clarifies the situations in which a person may be entitled to indemnity by the Company.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     (a)  Exhibits.
          The following documents are filed as a part of this registration statement.

     Exhibit
     Number         Document Description
     -------        --------------------

        4           2004 Omnibus Stock and Incentive Plan
        5           Opinion of Jenkens & Gilchrist, A Professional Corporation
        15          Letter from Independent Registered Public Accounting Firm as to unaudited condensed interim financial information
        23          Consent of Independent Registered Public Accounting Firm
        24          Power of Attorney (included on signature page)

Item 9.  Undertakings.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on June 7, 2004:

                                            Denbury Resources Inc.

                                    By:     /s/ Phil Rykhoek
                                            ------------------------------------
                                            Phil Rykhoek
                                            Sr. V.P. and Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Gareth Roberts and Phil Rykhoek, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Ronald G. Greene       Chairman of the Board of Directors       June 4, 2004
--------------------
Ronald G. Greene


/s/ Gareth Roberts         President and Chief Executive Officer    June 4, 2004
------------------         and Director (Principal Executive
Gareth Roberts             Officer)


/s/ Phil Rykhoek           Sr. Vice President and Chief Financial   June 4, 2004
----------------           Officer (Principal Financial Officer)
Phil Rykhoek


/s/ Mark C. Allen          Vice President and Chief Accounting      June 4, 2004
-----------------          Officer (Principal Accounting Officer)
Mark C. Allen


/s/ David I. Heather       Director                                 June 4, 2004
--------------------
David I. Heather


/s/ Wieland F. Wettstein   Director                                 June 4, 2004
------------------------
Wieland F. Wettstein

                                INDEX TO EXHIBITS


Exhibit
Number                            Document Description
-------                           --------------------


4              2004 Omnibus Stock and Incentive Plan

5              Opinion of Jenkens & Gilchrist, A Professional Corporation

15 Letter from Independent Registered Public Accounting Firm as to unaudited condensed interim financial information

23             Consent of Independent Registered Public Accounting Firm